Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	November 1, 2019		716-687-4225

MOOG REPORTS YEAR END RESULTS AND INITIAL GUIDANCE FOR 2020

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the fourth quarter and fiscal year ended September 28, 2019.

Fourth Quarter Highlights

•	Sales of $765 million, up 9% from a year ago;

•	Diluted earnings per share of $1.31;

•	Operating margins of 10.4%;

•	Tax rate of 21.3%;

•	$52 million cash flow from operating activities.

Full-Year 2019 Highlights

•	Sales of $2.9 billion, up 7% from a year ago;

•	Diluted earnings per share of $5.11;

•	Operating margins of 11.1%;

•	Tax rate of 23.1%;

•	$181 million cash flow from operating activities.

Fiscal 2020 Outlook

The Company provided its initial projections for fiscal 2020.

•	Forecast sales of $3.0 billion, up 4%;

•	Forecast diluted earnings per share of $5.55, plus or minus $0.20;

•	Forecast full year operating margins of 11.5%;

•	Forecast tax rate of 25.3%;

•	Forecast $275 million cash flow from operating activities.

Segment Results

Total Aircraft Controls segment sales in the quarter were $342 million, up 12% year over year. Commercial aircraft revenues in the quarter were very strong, up 18%, to $184 million. Sales of OEM products to Boeing were up 21%, to $73 million, the result of increased 787 activity. Airbus OEM sales increased 32%, to $48 million, on A350 sales. Commercial aftermarket sales were off 12% on lower initial provisioning spares for the Airbus A350 and legacy program repairs.

Military aircraft sales increased 7%, to $158 million. Military OEM sales were 11% higher, at $106 million, on V-22 and funded development work. Military aftermarket sales were flat, at $52 million, with increased
F-35 repairs mostly offsetting slower repair work on other platforms.

Full-year Aircraft Controls sales were $1.3 billion, up 9%. Military aircraft sales of $622 million were 9% higher. Military OEM sales increased 9%, to $415 million, on very strong F-35 and other fighter aircraft deliveries. Military aftermarket sales were 9% higher, the result of increases in F-35 and V-22 repairs.

Exhibit 99.1

Commercial aircraft sales increased 10%, to $681 million, driven by OEM sales, which increased 15% year over year. Boeing OEM sales were 11% higher, at $264 million. Airbus OEM sales increased 14%, to $173 million, on A350 deliveries. Commercial aftermarket sales were off 7% on softer initial provisioning of spares for the A350.

In the quarter, Space and Defense segment sales were $190 million, up 23% year over year. Defense sales were 28% higher on sales of missile controls, the RIwP reconfigurable turret platform and power and data component sales used on multiple platforms. Space sales were 13% higher, at $60 million, attributed to hypersonic development and launch vehicle programs.

Space and Defense sales for the year increased 18%, to $683 million. The results were driven by most of the same factors as the quarterly results. Defense sales increased 27%, to $464 million, the result of funded development work, higher sales for missile controls and demand for components used in a variety of ground vehicle markets. Space sales were 2% higher, at $219 million. An increase in launch vehicle program sales offset lower demand for satellite avionics products.

Industrial Systems segment sales in the quarter were $234 million, down 4% from year ago. Energy sales were off $11 million following the company’s exit from the wind pitch controls business last year. Medical product sales were up 11%, offsetting slightly lower sales of industrial automation and simulation and test products, where sales were both off 3%.

Full-year Industrial Systems sales were $918 million, 2% lower, mainly due to foreign exchange movements. Energy sales were down 26%, to $121 million, but were mostly unchanged after adjusting for the wind business exit. Sales of medical pumps and associated products increased 7%, to $227 million, in part due to market share gains for enteral pumps. Industrial automation sales of $448 million, were up 4%. Simulation and test sales were 3% lower, attributed to sales of motion bases sold into entertainment applications.

Consolidated year-end 12-month backlog was $1.50 billion, up 1% from a year ago.

“Fiscal ’19 was a record year for our company in terms of both sales and earnings per share,” said John Scannell, Chairman and CEO. “Our defense portfolio was particularly strong this year with growth across all our major platforms. It was a year in which we encountered some operational challenges due to the combination of growth and supply chain strains. We learned from the experience and initiated a program to upgrade our operations over the coming couple of years to a new level of excellence. As we look to fiscal ’20, we anticipate continued organic growth with sales next year of $3.0 billion. Operating margins will also be up, led by a healthy improvement in Aircraft margins. Finally, earnings per share of $5.55, will be 9% higher than this year.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

▪	The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

▪	We operate in highly competitive markets with competitors who may have greater resources than we possess;

▪
We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

▪	We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;

▪	We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

▪	We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

▪	If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

▪	We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;

▪
Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;

▪	The loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

▪	Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;

▪	Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

▪	Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

▪	Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

▪
Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

▪	A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

▪	Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

▪	Our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

▪	The United Kingdom's decision to exit the European Union may bring short-term and long-term adverse impacts on our results of operations;

▪	Escalating tariffs, restrictions on imports or other trade barriers between the United States and various countries may impact our results of operations;

▪	Unforeseen exposure to additional income tax liabilities may affect our operating results;

Exhibit 99.1

▪	Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

▪
The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

▪	We are involved in various legal proceedings, the outcome of which may be unfavorable to us;

▪	Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

▪	Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$765,207	$700,866	$2,904,663	$2,709,468
Cost of sales	558,197	499,282	2,088,831	1,923,179
Inventory write-down - restructuring	—	2,471	—	12,198
Gross profit	207,010	199,113	815,832	774,091
Research and development	31,935	32,556	126,453	129,838
Selling, general and administrative	104,812	93,428	404,653	388,434
Interest	9,868	9,653	39,269	36,238
Restructuring	—	6,285	—	28,794
Other	2,159	1,812	11,699	6,950
Earnings before income taxes	58,236	55,379	233,758	183,837
Income taxes	12,381	14,765	54,010	87,209
Net earnings attributable to Moog and noncontrolling interest	45,855	40,614	179,748	96,628
Net earnings attributable to noncontrolling interest	—	54	—	121
Net earnings attributable to Moog	$45,855	$40,560	$179,748	$96,507

Net earnings per share attributable to Moog
Basic	$1.32	$1.15	$5.16	$2.71
Diluted	$1.31	$1.14	$5.11	$2.68

Average common shares outstanding
Basic	34,811,076	35,341,139	34,854,614	35,661,638
Diluted	35,107,997	35,684,949	35,178,968	36,052,307

Exhibit 99.1

Diluted net earnings per share for the three and twelve months ended September 28, 2019 include increases of $0.04 and $0.27, respectively, related to our adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (ASC 606).

Results shown in the previous table include the one-time impacts of the Tax Cuts and Jobs Act of 2017 and restructuring related to our wind pitch controls business. The table below adjusts the income taxes, net earnings and diluted net earnings per share attributable to Moog to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes, net earnings and diluted net earnings per share attributable to Moog:

	Three Months Ended		Twelve Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
As Reported:
Earnings before income taxes	$58,236	$55,379	$233,758	$183,837
Income taxes	12,381	14,765	54,010	87,209
Effective income tax rate	21.3%	26.7%	23.1%	47.4%
Net earnings attributable to Moog and noncontrolling interest	45,855	40,614	179,748	96,628
Net earnings attributable to Moog	45,855	40,560	179,748	96,507
Diluted net earnings per share attributable to Moog	$1.31	$1.14	$5.11	$2.68

Non-GAAP Adjustments - Due to Restructuring - Wind pitch controls business:
Earnings before income taxes	$—	$4,446	$—	$36,682
Income taxes	—	790	—	6,275
Net earnings attributable to Moog	—	3,656	—	30,407
Diluted net earnings per share attributable to Moog	$—	$0.10	$—	$0.84

Non-GAAP Adjustments - Due to Tax Reform:
Income taxes	$—	$(1,398)	$—	$(38,174)
Net earnings attributable to Moog	—	1,398	—	38,174
Diluted net earnings per share attributable to Moog	$—	$0.04	$—	$1.05

As Adjusted:
Earnings before income taxes	$58,236	$59,825	$233,758	$220,519
Income taxes	12,381	14,157	54,010	55,310
Effective income tax rate	21.3%	23.7%	23.1%	25.1%
Net earnings attributable to Moog and noncontrolling interest	45,855	45,668	179,748	165,209
Net earnings attributable to Moog	45,855	45,614	179,748	165,088
Diluted net earnings per share attributable to Moog	$1.31	$1.28	$5.11	$4.57

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales:
Aircraft Controls	$341,565	$303,926	$1,302,972	$1,193,505
Space and Defense Controls	189,530	154,142	683,468	580,877
Industrial Systems	234,112	242,798	918,223	935,086
Net sales	$765,207	$700,866	$2,904,663	$2,709,468
Operating profit:
Aircraft Controls	$27,896	$31,335	$122,701	$129,772
	8.2%	10.3%	9.4%	10.9%
Space and Defense Controls	25,880	17,411	88,990	67,615
	13.7%	11.3%	13.0%	11.6%
Industrial Systems	26,023	25,509	109,451	64,964
	11.1%	10.5%	11.9%	6.9%
Total operating profit	79,799	74,255	321,142	262,351
	10.4%	10.6%	11.1%	9.7%
Deductions from operating profit:
Interest expense	9,868	9,653	39,269	36,238
Equity-based compensation expense	1,334	1,410	6,464	5,804
Non-service pension expense	3,183	1,685	12,745	6,778
Corporate and other expenses, net	7,178	6,128	28,906	29,694
Earnings before income taxes	$58,236	$55,379	$233,758	$183,837
 .

Operating Profit and Margins - as adjusted

	Three Months Ended		Twelve Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Industrial Systems operating profit - as reported	$26,023	$25,509	$109,451	$64,964
Inventory write-down - restructuring	—	2,471	—	12,198
Restructuring - Wind pitch controls business	—	4,475	—	26,984
Wind product sale	—	(2,500)	—	(2,500)
Industrial Systems operating profit- as adjusted	26,023	29,955	109,451	101,646
	11.1%	12.3%	11.9%	10.9%
Total operating profit - as adjusted	$79,799	$78,701	$321,142	$299,033
	10.4%	11.2%	11.1%	11.0%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	September 28, 2019	September 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$92,548	$125,584
Receivables	957,287	793,911
Inventories	534,974	512,522
Prepaid expenses and other current assets	44,164	44,404
Total current assets	1,628,973	1,476,421
Property, plant and equipment, net	586,767	552,865
Goodwill	784,240	797,217
Intangible assets, net	79,646	95,537
Deferred income taxes	19,992	17,328
Other assets	14,619	24,680
Total assets	$3,114,237	$2,964,048
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$—	$3,623
Current installments of long-term debt	249	365
Accounts payable	257,677	207,422
Accrued compensation	143,765	147,765
Contract advances	137,242	151,687
Other accrued liabilities	188,725	169,762
Total current liabilities	727,658	680,624
Long-term debt, excluding current installments	832,984	858,836
Long-term pension and retirement obligations	160,034	117,471
Deferred income taxes	40,528	46,477
Other long-term liabilities	30,552	35,654
Total liabilities	1,791,756	1,739,062
Shareholders’ equity
Common stock - Class A	43,795	43,785
Common stock - Class B	7,485	7,495
Additional paid-in capital	510,546	502,257
Retained earnings	2,133,328	1,973,514
Treasury shares	(769,569)	(738,494)
Stock Employee Compensation Trust	(111,492)	(118,449)
Supplemental Retirement Plan Trust	(71,546)	(72,941)
Accumulated other comprehensive loss	(420,066)	(372,181)
Total Moog shareholders’ equity	1,322,481	1,224,986
Total liabilities and shareholders’ equity	$3,114,237	$2,964,048

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Twelve Months Ended
	September 28, 2019	September 29, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to Moog and noncontrolling interest	$179,748	$96,628
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	71,926	71,231
Amortization	13,334	17,341
Deferred income taxes	(4,598)	30,613
Equity-based compensation expense	6,464	5,804
Other	4,239	34,455
Changes in assets and liabilities providing (using) cash:
Receivables	(82,818)	(67,621)
Inventories	(96,652)	(32,451)
Accounts payable	52,499	35,980
Contract advances	(14,432)	(10,998)
Accrued expenses	3,014	14,926
Accrued income taxes	6,749	4,227
Net pension and post retirement liabilities	27,329	(123,500)
Other assets and liabilities	14,621	25,772
Net cash provided by operating activities	181,423	102,407
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(48,382)
Purchase of property, plant and equipment	(118,422)	(94,517)
Other investing transactions	2,702	1,257
Net cash used by investing activities	(115,720)	(141,642)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term (repayments) borrowings	(3,653)	3,618
Proceeds from revolving lines of credit	971,658	568,550
Payments on revolving lines of credit	(998,726)	(678,660)
Proceeds from long-term debt	—	15,000
Payments on long-term debt	(411)	(25,922)
Payment of dividends	(34,857)	(17,889)
Proceeds from sale of treasury stock	5,268	4,560
Purchase of outstanding shares for treasury	(40,955)	(8,218)
Proceeds from sale of stock held by SECT	13,990	4,714
Purchase of stock held by SECT	(15,288)	(30,358)
Proceeds from sale of SERP stock	4,293	—
Other financing transactions	—	(1,964)
Net cash used by financing activities	(98,681)	(221,569)
Effect of exchange rate changes on cash	(2,180)	1,541
Decrease in cash, cash equivalents and restricted cash	(35,158)	(259,263)
Cash, cash equivalents and restricted cash at beginning of period	127,706	386,969
Cash, cash equivalents and restricted cash at end of period	$92,548	$127,706

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$38,864	$36,689
Income taxes paid, net of refunds	$36,474	$34,214
Treasury shares issued as compensation	$11,795	$—
Equipment acquired through financing	$216	$297